HARMON INDUSTRIES, INC.                                             EXHIBIT 11A
FORM 10-Q
JUNE 30, 1997


Computation of earnings per share (Instruction H(g))
---------------------------------------------------

Computation of the average number of shares of Common Stock outstanding for the three months ended June 30, 1997 and 1996.


                                        (1)             (2)             (3)                 (4)
                                                                                      Average number of
                                                                                      shares outstanding
                                                                                      as shown on
                                                                                      consolidated statements
                                  Shares of         Number                            of operations (3)
                                  common            of days          Share days       divided by number
                                  stock             outstanding      (2 x 1)          of days in period
                                  -------------     ------------     -------------    -----------------------
      1997

April 1 - June 30                     6,862,108               91       624,451,828

Options exercised                         8,000               39           312,000
                                            100               34             3,400
                                          2,900               33            95,700
                                          3,500               21            73,500
                                                                                 0
Equivalent shares under the
 Company's option plans                  22,715               91         2,067,065
                                                                       -----------
                                                                       627,003,493        6,890,148
                                                                       ===========      ===========






       1996

April 1 - June 30                     6,805,626               91       619,311,966

Equivalent shares under the
 Company's option plans                  34,838               91         3,170,258
                                                                       -----------
                                                                       622,482,224        6,840,464
                                                                       ===========      ===========

Computation of the average number of shares of Common Stock outstanding for the six months ended

June 30, 1997 and 1996.


1997

Quarter 1 weighted average         6,868,909
Quarter 2 weighted average         6,890,148

                                                    Divided by
                                  13,759,057        2 quarters =     6,879,529
                                                                     =========


1996

Quarter 1 weighted average         6,828,883
Quarter 2 weighted average         6,840,464

                                                    Divided by
                                  13,669,347        2 quarters =     6,834,674
                                                                     =========

                                       -11-